UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2013

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue 38th Floor New York, NY 10022
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 293-1836

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.

(b)	On December 23, 2013, Mr. Richard Schaeffer tendered his resignation as a member of the Board of Directors (the “Board”) of Liquid Holdings Group, Inc. (the “Company”). Mr. Schaeffer’s resignation was not due to any disagreement with the Company, the Board or the Company’s management.

In connection with Mr. Schaeffer’s resignation from the Board, the Human Resources and Compensation Committee of the Board accelerated to December 23, 2013 the vesting of 12,222 restricted stock units (the “RSUs”) issued to Mr. Schaeffer pursuant to the Company’s 2012 Amended and Restated Stock Incentive Plan.

(c)	Also on December 23, 2013, the Board elected one its members, Mr. Victor R. Simone, Jr., to serve as the Non-Executive Chairman of the Board, succeeding Mr. Brian Storms as Chairman of the Board. Mr. Storms remains as the CEO of Liquid as well as a member of the Board.

A copy of the Company’s press release dated December 23, 2013 announcing the appointment of Mr. Simone as Non-Executive Chairman of the Board and the resignation of Mr. Schaeffer is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated December 23, 2013 issued by Liquid Holdings Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.
(Registrant)

	By:	/s/ Kenneth Shifrin
Kenneth Shifrin
Chief Financial Officer
Date: December 27, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 23, 2013 issued by Liquid Holdings Group, Inc.